Exhibit 99.1

Gawk Announces Market Awareness Voice Broadcast Press Release Service For Business
Los Angeles, CA…June 8, 2016… GAWK Inc. (OTC PINK: GAWK) CEO Scott Kettle announced today that the company has instituted a new program for publicly traded and private businesses, under its GawkTalk technology platform. Using the Market Awareness system, notification of a client’s press release will be broadcast, day and date with its public release, to shareholders and potential and actual investors, with instructions to hear the client’s Voice Broadcasted Press Release.
Kettle explained, “Press releases reach only a small proportion of their intended audience of shareholders and potential investors. We have invented a new way to reach that important group by notifying them of the press release issued by any company that day, using our proprietary ‘Ringless message service.” The Ringless Message Service, by GAWK, does not disturb the recipient, but merely leaves the message that a press release has been distributed, and is available on financial exchanges, or the Company’s website.
GAWK provides the call list of actual and potential investors, with integration of the client’s existing NOBO list, and conforms to all call lists in the National Do Not Call database. Calls are made 15 hours a day, from the opening of public markets, at 6:00 am PST on the east coast, to 9:00 pm PST. GAWK provides a list of all numbers that reached either a busy signal or rang no answer, for which there is no cost, and schedules another call for the next day at a different time. Summary reports are emailed to the client nightly.

About GAWK, Inc.
Gawk, Inc. offers a suite of cloud communications, cloud connectivity, cloud computing, and managed cloud-based applications solutions to small, medium, and large businesses; and offers domestic and international voice services to communications carriers worldwide. It offers a suite of advanced data center and cloud-based services, including fault tolerant, high availability cloud servers, which comprise platform as a service, infrastructure as a service, and a content delivery network; managed network services that converge voice and data applications, structured cabling, wireless, and security services, as well as include Internet access via Ethernet or fiber at speeds ranging from 10 Mbps to 10 Gbps; and data center solutions, including cloud services, colocation services, and business continuity services, such as storage and security. www.gawkinc.com
Forward-Looking Statements

All statements in this release that are not strictly historical facts are "forward-looking statements." Such forward-looking statements are based on GAWK's current assumptions, beliefs and expectations, and involve risks, uncertainties and other factors that may cause GAWK's actual results to be materially different from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words such as "expect," "plan," "possibility," "offer," "if," "negotiate," "when," "believe," "will," "estimate," "continue," and similar expressions. Risks, uncertainties, and other factors that could cause or contribute to such differences include, but are not limited to: ongoing and future intellectual property enforcement actions; the ability to successfully litigate or settle claims of patent infringement; GAWK's ability to obtain necessary financing, generate sufficient cash flow, and maintain appropriate indebtedness; and the increasing development of market competition in the area of telecommunications. These factors and others are described in more detail in GAWK's public filings with the Securities and Exchange Commission, including the risks discussed in the "Risk Factors" section in GAWK's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of these reports can be found on GAWK's website (http://gawkinc.com) under the heading "Investor Relations." GAWK is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained herein as a result of new information, future events or otherwise.
Contact:
GAWK Inc.
Investor Relations
 888.754.6190 Ext. 3